Exhibit 99.1

NEWS FROM                ESCO TECHNOLOGIES

For more information contact:	For media inquiries:
Kate Lowrey	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES FISCAL YEAR 2011 RESULTS

ST. LOUIS, November 8, 2011 – ESCO Technologies Inc. (NYSE: ESE) today reported its operating results for the fourth quarter and fiscal year ended September 30, 2011.

Summary Highlights

•
Fiscal year 2011 net sales increased $86 million, or 14 percent, to $694 million compared to $607 million in FY 2010. All three segments contributed to the increase, which occurred in spite of the $40 million decrease in Utility Solutions Group (USG) sales to PG&E and New York City as these projects near completion;

•
Q4 2011 net sales decreased $17 million compared to Q4 2010 resulting from a $28 million decrease in fourth quarter 2011 sales to PG&E and New York City, partially offset by higher sales in Filtration and Test;

•	Filtration net sales increased $9 million, or 24 percent over Q4 2010, and increased $47 million, or 39 percent for the fiscal year;
•	Test net sales increased $11 million, or 25 percent over Q4 2010, and increased $38 million, or 28 percent for the fiscal year;
•	USG net sales were $86 million in Q4 2011 compared to $123 million in Q4 2010, and for the full year, net sales increased to $350 million from $348 million;
•
Within USG, Aclara sales decreased in the 2011 fourth quarter and fiscal year due to lower volumes at PG&E and New York City, while Doble sales increased modestly in the fourth quarter and increased 13 percent for the year;

•
Gross margins in Q4 2011 were negatively impacted by $6.5 million in charges related to the write-down of certain USG inventory that Aclara determined to be obsolete because next-generation AMI products are currently being offered for sale;

•	Other income in Q4 2011 was favorably impacted by $6.6 million in gains related to the revaluation of the earn-out related to a previous acquisition;
•	FY 2011 EPS was $1.95 per share, compared to $1.68 in FY 2010;
•	Q4 2011 EPS was $0.57 per share, compared to $0.89 in Q4 2010;
•	Net cash provided by operating activities for FY 2011 was $76 million compared to $67 million in FY 2010;
•	FY 2011 entered orders were $676 million compared to $669 million in FY 2010 resulting in a firm order backlog of $343 million at September 30, 2011; and
•	FY 2011 entered orders included $20 million of initial AMI software and services for Southern California Gas Co. (SoCalGas).

Chairman’s Commentary – Fiscal 2011

Vic Richey, Chairman and Chief Executive Officer, commented, “I’m pleased with the way we ended fiscal 2011 as we closed out the year at the top end of both our sales and EPS ranges. At the start of the year, we had expected sales and EPS growth to come in between 10 and 15 percent.
“With the PG&E gas and New York City water projects winding down throughout 2011, coupled with the additional Smart Grid investments we made, we fully expected fourth quarter sales and EBIT to be lower than the prior year. I’m pleased to report that notwithstanding the decrease in sales to PG&E and New York City, Aclara’s sales to COOP and international customers were above internal expectations. Additionally, Doble continues to outperform as it finished the year with sales up 13 percent over prior year while maintaining its EBIT margin above 22 percent.
“Entered orders for the year were consistent with our original plan, coming in at $676 million, including SoCalGas orders of $20 million in 2011. I continue to be excited about the Test business and its future as it continues to strengthen its global market leadership position, and Filtration contributed another strong order quarter. I expect Test and Filtration to continue making a solid contribution as we enter 2012.”

Business Outlook

Statements contained in the preceding and following paragraphs are based on current expectations. Statements that are not strictly historical are considered forward-looking, and actual results may differ materially.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on January 20 to stockholders of record on January 6.

Fiscal Years 2012 / 2013

Management’s expectations for fiscal years 2012 and 2013 include the following assumptions:
•	Sales are expected to increase in the low-to-mid single digits in 2012 and are expected to increase more than 15 percent in 2013 over 2012.
•
The 2012 sales growth is muted by a $40 million sales decrease at PG&E and New York City since the projects are nearly completed, partially offset by initial sales at SoCalGas, reflecting the initial deployment of network infrastructure and software.

•
The significant sales growth expected in 2013 will be driven by Aclara (SoCalGas metering endpoint ramp-up and higher international sales) and Doble (new online products and solutions, and additional international sales offices).

•	EPS is expected to grow approximately 5 to 10 percent in fiscal 2012, and is expected to increase more than 25 percent in 2013 over 2012.
•	The 2012 EPS growth is impacted by lower PG&E and New York City sales and the initial deployment of lower-margin network infrastructure and software related to SoCalGas.
•	The anticipated 2013 EPS growth reflects the significant sales and profit contributions of Aclara and Doble, as well as reasonable profit growth expected from Filtration and Test.
•	The 2012 effective tax rate is expected to be between 33 and 35 percent.
•	On a quarterly basis, Management expects 2012 revenues and EPS to be more second half weighted than the quarterly profile reported in fiscal 2011.

Chairman’s Commentary – 2012 / 2013

Mr. Richey concluded, “In spite of today’s global economic challenges, I am pleased to report that we expect reasonable sales and EPS growth in 2012. Looking ahead, we expect significant sales and EPS growth in 2013 and beyond. I remain enthusiastic about our future as I see meaningful growth opportunities across all three segments.
“We expect our near-term growth projections to be led by the largest AMI gas project in North America, supplemented by our international opportunities at Aclara and Doble, and complemented by our expected domestic growth across all three operating segments.
“Doble continues to be a bright spot for us, and I believe, may not be fully appreciated by the investment community. While the electric utility industry’s aging infrastructure certainly works to Doble’s favor domestically, the growth opportunities internationally are even more significant. Coupled with our new products, solutions, and international expansion, our strategic initiatives at Doble should allow us to realize significant sales growth over the next several years, all while maintaining its mid-20s EBIT margins.
“Our commitment remains the same − to achieve our long-term goal of increasing shareholder value.”

Conference Call

The Company will host a conference call today, November 8, at 4 p.m. Central Time, to discuss the Company’s fourth quarter and fiscal year 2011 operating results. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-203-1112 and enter the pass code 8574010).

Forward-Looking Statements

Statements in this press release regarding the amount and timing of the Company’s expected 2012 and beyond revenues, EPS, sales, orders, investments, the size and success of the SoCalGas AMI project, the size, number and timing of growth opportunities in the future, success in capturing international and domestic opportunities, development and success of new products and technologies, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010; changes in requirements of SoCalGas; SoCalGas’ ability to successfully negotiate appropriate terms and conditions with other subcontractors and project participants; the performance of SoCalGas employees, vendors and other participants in connection with project responsibilities; the Company’s successful performance of the SoCalGas agreement; financial constraints impacting SoCalGas; the receipt of necessary regulatory approvals pertaining to the SoCalGas project; the impact that recent flooding in Thailand may have on the availability of components utilized by Aclara; the success of the Company’s competitors; changes in federal or state energy laws; the Company’s successful performance of its AMI contracts; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials including steel and copper; worldwide availability of electronic components; termination for convenience of customer contracts; timing and magnitude of future contract awards; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters; uncertainty of disputes in litigation or arbitration; and the Company’s successful execution of internal operating plans.
ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation. In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010

Net Sales	$190,701	207,925
Cost and Expenses:
Cost of sales	123,239	123,114
Selling, general and administrative expenses	47,963	43,186
Amortization of intangible assets	3,039	2,971
Interest expense	647	949
Other (income) expenses, net	(4,082)	1,065
Total costs and expenses	170,806	171,285

Earnings before income taxes	19,895	36,640
Income taxes	4,512	12,743

Net earnings	$15,383	23,897

Earnings per share:
Basic
Net earnings	$0.58	0.90

Diluted
Net earnings	$0.57	0.89

Average common shares O/S:
Basic	26,624	26,486
Diluted	26,893	26,736

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Twelve Months Ended September 30, 2011	Twelve Months Ended September 30, 2010

Net Sales	$693,711	607,493
Cost and Expenses:
Cost of sales	424,846	361,942
Selling, general and administrative expenses	182,530	157,348
Amortization of intangible assets	11,982	11,633
Interest expense	2,493	3,977
Other (income) expenses, net	(5,098)	2,928
Total costs and expenses	616,753	537,828

Earnings before income taxes	76,958	69,665
Income taxes	24,457	24,819

Net earnings	$52,501	44,846

Earnings per share:
Basic
Net earnings	$1.97	1.70

Diluted
Net earnings	$1.95	1.68

Average common shares O/S:
Basic	26,588	26,450
Diluted	26,903	26,738

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in thousands)

	Three Months Ended September 30,				Twelve Months Ended September 30,
	2011		2010		2011		2010

Net Sales
Utility Solutions Group	$85,561		123,381		349,579		348,331
Test	56,609		45,274		176,563		138,417
Filtration	48,531		39,270		167,569		120,745
Totals	$190,701		207,925		693,711		607,493

EBIT
Utility Solutions Group	$10,682		31,754		54,279		67,369
Test	6,900		5,992		18,639		12,185
Filtration	9,205		8,086		30,809		19,505
Corporate	(6,245	) (1)	(8,243	) (2)	(24,276	) (3)	(25,417	) (4)
Consolidated EBIT	20,542		37,589		79,451		73,642
Less: Interest expense	(647)		(949)		(2,493)		(3,977)
Earnings before income taxes	$19,895		36,640		76,958		69,665

Note:Depreciation and amortization expense was $6.1 million and $5.6 million for the quarters ended September 30, 2011 and 2010, respectively, and $23.5 million and $22.1 million for the years ended September 30, 2011 and 2010, respectively.

(1) Includes $1.1 million of amortization of acquired intangible assets.

(2) Includes $1.2 million of amortization of acquired intangible assets.

(3) Includes $4.6 million of amortization of acquired intangible assets.

(4) Includes $4.8 million of amortization of acquired intangible assets.

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	September 30, 2011	September 30, 2010

Assets
Cash and cash equivalents	$34,158	26,508
Accounts receivable, net	144,083	141,098
Costs and estimated earnings on long-term contracts	12,974	12,743
Inventories	96,986	83,034
Current portion of deferred tax assets	20,630	15,809
Other current assets	19,523	17,169
Total current assets	328,354	296,361

Property, plant and equipment, net	73,067	72,563
Goodwill	361,864	355,656
Intangible assets, net	231,848	229,736
Other assets	16,704	19,975
	$1,011,837	974,291

Liabilities and Shareholders’ Equity
Short-term borrowings and current maturities of long-term debt	$50,000	50,000
Accounts payable	54,037	59,088
Current portion of deferred revenue	24,499	21,907
Other current liabilities	77,301	55,985
Total current liabilities	205,837	186,980
Deferred tax liabilities	85,313	79,388
Other liabilities	44,977	47,941
Long-term debt	75,000	104,000
Shareholders’ equity	600,710	555,982
	$1,011,837	974,291

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollars in thousands)

Twelve Months Ended September 30, 2011
Cash flows from operating activities:
Net earnings	$52,501
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,521
Stock compensation expense	4,670
Changes in current assets and liabilities	(1,542)
Effect of deferred taxes	3,551
Change in acquisition earnout obligation	(7,595)
Pension contributions	(5,230)
Change in deferred revenue and costs, net	2,565
Amortization of prepaid debt fees	772
Other	2,653
Net cash provided by operating activities	75,866

Cash flows from investing activities:
Acquisition of businesses	(4,982)
Additions to capitalized software	(14,151)
Capital expenditures	(13,709)
Change in restricted cash (acquisition escrow)	1,361
Net cash used by investing activities	(31,481)

Cash flows from financing activities:
Proceeds from long-term debt	49,370
Principal payments on long-term debt	(78,370)
Dividends paid	(8,534)
Proceeds from exercise of stock options	762
Other	370
Net cash used by financing activities	(36,402)

Effect of exchange rate changes on cash and cash equivalents	(333)

Net increase in cash and cash equivalents	7,650
Cash and cash equivalents, beginning of period	26,508
Cash and cash equivalents, end of period	$34,158

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Other Selected Financial Data (Unaudited) (Dollars in thousands)

Backlog And Entered Orders – Q4 FY 2011	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 6/30/11	$145,637	108,474	133,029	387,140
Entered Orders	65,276	34,991	46,367	146,634
Sales	(85,561)	(56,609)	(48,531)	(190,701)
Ending Backlog – 9/30/11	$125,352	86,856	130,865	343,073

Backlog And Entered Orders – FY 2011	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 10/1/10	$153,478	74,333	132,835	360,646
Entered Orders	321,453	189,086	165,599	676,138
Sales	(349,579)	(176,563)	(167,569)	(693,711)
Ending Backlog – 9/30/11	$125,352	86,856	130,865	343,073

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